                                                          Exhibit 10.39
                                                          -------------


ASPECT

                               CUSTOMER AGREEMENT

                                                 Customer Agreement Number______


This agreement ("Agreement") is made and is effective as of the date of signing by the last party to sign below, between Aspect Telecommunications Corporation. a California corporation ("Aspect"), and the customer named below ("Customer").


   Aspect agrees to sell and install the equipment described in the Order Schedule(s) which are attached to or reference this Agreement ("Equipment") to license the use of the identified software in the Order Schedule(s) which are attached to or reference this Agreement ("Software"), and to provide the support services described in the Support Agreement, if any, which is attached to or references this Agreement ("Support Agreement"). Customer agrees to purchase and to pay for such Equipment, Software, and services according to the terms and conditions in this Agreement and the Support Agreement. The terms and conditions of this Agreement supersede and replace any terms and conditions in Customer"s purchase order(s) or any other agreements between Aspect and Customer. Aspect shall not be bound by any terms of Customer"s purchase order(s) that are inconsistent with or additional to the terms of this Agreement. The parties may add additional Equipment, Software and services to this Agreement by executing additional Order Schedules and Support Schedules.

1.  Purchase Price.  The Purchase Price for the Equipment, Software, and/or
    --------------
services is stated on the Order Schedule(s). If more than one schedule is attached or referenced, the Purchase Price is the sum of the purchase prices on the individual schedules. Aspect will add Shipping Charges and applicable taxes to the amount stated on the Order Schedule(s). The Purchase Price includes the license to use the Software.

2.  Installation Charge.  The Installation Charge for setting up and placing
    -------------------
into service the Equipment and/or Software. and for the training and documentation described in Section 10 below, is stated on the Order Schedule(s). If more than one schedule is attached or referenced, the Installation Charge is the sum of the installation charges on the individual schedules. The Installation Charge is in addition to the Purchase Price.

3.  Terms of Payment.  If the items ordered at one time under this Agreement
    ----------------
include a basic Aspect CallCenter System, defined as any Aspect product with a model code between 1000-1999 inclusive ("System"), Customer shall make payments according to the following terms:

   Installment 1. On signing of the System Order Schedule, 20% of the sum of the Purchase Price plus Installation Charge plus applicable taxes; and

   Installment 2. Within five calendar days after the Delivery Date of the Equipment or Software being purchased, 60% of the sum or the Purchase Price plus Installation Charge plus applicable taxes; and

   Installment 3. Within 30 calendar days after the Installation Date, the balance of the Purchase Price plus Installation Charge plus Shipping Charge plus applicable taxes.

If the items ordered at one time under this Agreement do not include a System, but consist only of additional Equipment or additional Software or supplies, Customer shall pay Aspect the Purchase Price plus Installation Charge plus Shipping Charge plus applicable taxes in full within 30 days of [he Delivery Date of such items. Customer accounts that are not paid in accordance with the terms above stated will be subject to a late charge of 1.5% per month (18% per year) or the maximum lawful rate, whichever is less, to cover the cost of servicing the account.

Customer may assign the right to purchase the Equipment and Software to a financing company for the sole purpose of financing the purchase of the Equipment and Software. Customer understands and agrees that such assignment shall not relieve Customer of its obligation to make payments under this Section 3 or of its other obligations under this Agreement. To the extent Customer has remittcd directly to Aspect any portion or the amounts due prior to such assignment, Aspect shall promptly refund to Customer the appropriate portions of such payments upon receipt of payment in full of applicable amounts from Customer's financing company.

4.  Order Acceptance.  Each order placed under this Agreement is subject to
    ----------------
Aspect's acceptance, which shall not be unreasonably withheld. If accepted, Aspect will deliver to Customer a Notice of Acceptance of each order at the address stated in the "bill-to" section of the relevant Order Schedule within 15 business days after receipt or Customer's signed hard-copy purchase order referencing an Order Schedule. Aspect's Notice of Acceptance shall identify the items to be delivered, the price, and the Scheduled Delivery Date(s).

5.  Change Orders.  Any written request from Customer for a Change to an order
    -------------
previously accepted by Aspect may subject Customer to a price change reflecting the inclusion or substitution of items and/or Aspect's direct costs of handling the requested change. A change in an accepted order may also result in a change in the Scheduled Delivery Date. A written acceptance by Aspect of a change order will specify any price or delivery changes. Change orders reflecting deletions are subject to Section 6 below. In the event that within 10 business days of the Scheduled Delivery Date, Customer notifies Aspect that it wishes to extend the Scheduled Delivery Date of a System by more than 10 business days, Customer shall pay a rescheduling fee equal to 10% of the Installation Charge or $2500, whichever is lower.

6.   Cancellation.  Customer does not have the right to cancel the purchase of
     ------------
the items being ordered under this Agreement after the date of shipment by Aspect, except as specified elsewhere in this Agreement. Accepted orders or portions of accepted orders canceled within 30 days prior to the Scheduled Delivery Date shall be subject to a cancellation charge equal to 15% of the Purchase Price of the canceled items. Accepted orders or portions of accepted orders canceled between 30 and 90 days prior to the Scheduled Delivery Date shall be subject to a cancellation charge equal to 10% of the Purchase Price of the canceled items.

Aspect shall have the right to cancel any order and recover any goods in transit or at Customer's Premises if Customer fails to perform Customer"s obligations under any of the material terms and conditions of this Agreement and fails to remedy such breach within 30 days after notice thereof or if Customer"s delay directly causes material delay to Aspect"s performance of this Agreement; or if any bankruptcy or insolvency proceedings are commenced by or against Customer and such proceedings are not dismissed within 30 days; or in the event of the appointment of any assignee for the benefit of creditors or of a receiver of Customer or its properties.

7.   Shipment.  Shipment will be made in accordance with the Scheduled Delivery
     --------
Date specified in Aspect's Notice of Acceptance. In the absence of specific shipping instructions from Customer, Aspect will ship by the method it deems most advantageous to both parties. Aspect will prepay, and will subsequently invoice to Customer, all Shipping Charges, defined in this Agreement as actual billed freight, transportation insurance, special packaging. in-transit storage (if Customer delays the requested Delivery Date after shipment has occurred) and related charges. Equipment will be packaged in Aspect's standard commercial packaging. If special packaging is requested, or in Aspect's opinion is required, these additional packaging costs will be invoiced to Customer. If Aspect ships by a method other than that specified by Customer's purchase order, Aspect shall pay any incremental freight costs for the method used over the method specified. Customer agrees to pay for all Shipping Charges in accordance with Section 3 above.

8.   Delivery.  Delivery will be to a receiving area at Customer's Premises. The
     --------
Delivery Date shall be the date that the common carrier or other delivery service makes the first attempt to transfer the ordered goods at Customers Premises during Customer's normal business hours. Title and risk of loss shall pass to Customer on the Delivery Date. Customer shall then be responsible for and bear the entire risk of loss or damage to the Equipment and Software.

Aspect reserves the right to extend the Scheduled Delivery Date by up to 30 days upon prior written notification to Customer at least 30 days prior to the Scheduled Delivery Date. If delivery is delayed by Aspect for more than 30 days at Aspect's initiation, and not for reasons beyond Aspect's control, Customer may terminate that Order Schedule, return the items being ordered, and receive a full refund of any amounts already paid associated with that Order Schedule. provided that Customer first notifies, Aspect, obtains a Return Authorization Number for any items to be returned, and returns the items transportation prepaid, insured, in the same condition as delivered and in the same or equivalent shipping container.

9.   Installation.  Aspect shall utilize its own personnel to perform
     ------------
installation or may delegate the performance of portions of installation activity to a third party. The Installation Date is the date that the System is attached to Customer's telephone access lines and is ready for testing and/or use by Customer. If the order consists only of additional Equipment or Software, the Installation Date is the date that the additional items are installed in an existing System. If Customer reschedules the Installation Date within 30 days of the scheduled Installation Date there will be a rescheduling fee of 5% of the total Installation Charge. Should Customer request an Installation Date that falls on one of the holidays defined by the United States government as holidays, an additional fee of 25% of the Installation Charge will be added to the Installation Charge and invoiced at the conclusion of the installation. The standard Installation Charges quoted on the Order Schedules are for a single phase installation. Each additional phase requested by Customer will incur a 10% per phase additional charge which will be invoiced at the conclusion of the installation.

10.  Training. Customer will select one employee to act in the capacity of
     --------
System Manager. Aspect will train the System Manager and up to four additional Customer participants in the methods and procedures to enter and change Customer configuration data and to effectively use the Equipment and Software. The training for the System Manager and additional Customer participants will be conducted at an Aspect facility prior to System implementation. All Other initial System implementation training, including Customer Instructor training, Supervisor training and feature training, will be conducted at Customer's facility during the installation process. Aspect will provide the appropriate System documentation for System Managers, Supervisors and Agents. Other training, and documentation may be ordered separately from Aspect at then-current prices.

11.  Returns.  Customer may return unused items only by obtaining a Return
     -------
Material Authorization from Aspect within 90 days of the Delivery Date of the items. Customer must return unused items within 60 days or receipt of the Return Material Authorization. Returned material is subject to a restocking charge equal to 15% of its Purchase Price.

12.  Expedited Orders.  Aspect will use best efforts to deliver accepted
     ----------------
orders within its standard lead times. Customer may request delivery inside of Aspect's standard lead times subject to an expedite surcharge and subject to Aspect's ability to deliver such orders within the requested time period. All orders. other than System orders, which Customer requests to be delivered within two business days of Aspect's receipt of order shall be subject to an expedite surcharge of 10% of the Purchase Price or $250, whichever is greater. All orders, other than System orders. which Customer requests to be delivered within three to five business days of Aspect"s receipt of order shall be subject to an expedite surcharge of 5% of the Purchase Price or $250, whichever is greater. Expedited orders for Systems shall be subject to -an expedite surcharge to be determined by Aspect.

13.  Premises.  The items ordered will be delivered to and installed at
     --------
Customer's premises identified in the 'Ship to' designation ("Premises") on the Order Schedule(s).

14.  Pricing.  The price for each unit of Equipment or Software that is a
     -------
standard product will be the price that is published in the Aspect Telecommunications Price Guide and is subject to change. Revised prices shall apply to all orders accepted by Aspect on or after the effective date of revision. but such revised prices shall not affect special quotations by Aspect or orders accepted by Aspect prior to the effective date of the revision. Aspect may, at any time. add products to, remove products from, or change prices in the Price Guide. In the event that the Price Guide is revised to implement a reduction in the Purchase Price of any Equipment, Software or services to be purchased by Customer. any discounts agreed to before the effective date of revision shall be subject to renegotiation for all orders to be accepted by Aspect on or after the effective date of revision.

15.  Taxes.  All amounts payable to Aspect are exclusive of all taxes, levies or
     -----
similar governmental charges, however designated, including penalties and interest ("Taxes") imposed by any jurisdiction. including but not limited to those based on gross revenue, payments under this Agreement, the execution or performance of this Agreement, or otherwise, except for Taxes based on the net income of Aspect. If any such Taxes are required to be withheld, Customer will pay an amount such that the net amount after withholding of Taxes shall equal the amount that would have been otherwise payable under this Agreement.
Customer agrees to pay all Taxes which are properly payable or to provide Aspect with a certificate of exemption ("Certificate"), acceptable to the appropriate taxing authority, with respect to the unpaid Tax. Where required, such Certificates will be provided prior to the shipment of goods under this Agreement. Customer shall provide Aspect with official tax receipts or other evidence of the payment of any Tax required to be withheld on behalf of Aspect under this Agreement.

16.  Security Interest.  Customer grants to Aspect a purchase money security
     ------------------
interest in the Equipment, in all of Customer's right, title and interest in the Software, and in the proceeds including insurance proceeds and products thereof in any form, to secure payment of the Purchase Price, Installation Charges, Shipping Charges, and taxes relating to such Equipment and Software. In the event of default by Customer of any of its payment obligations to Aspect under this Agreement, when such default has not been cured within 30 days from the date of the default, Aspect shall have the rights of a secured creditor under the Uniform Commercial Code, including but not limited to the right to repossess the Equipment and Software without liability to Customer. In such event, Customer agrees to make the Equipment and Software available to Aspect so that Aspect can repossess it without a breach or the peace. Customer agrees to execute such documents as Aspect shall reasonably require to perfect its security interest. A copy of this Agreement or the relevant invoice(s) may be filed with appropriate authorities at any time as a financing statement in order to perfect Aspect's security interest. Customer hereby authorizes Aspect or its authorized agent to sign and execute on its behalf any and all necessary UCC-1 forms to perfect Aspect's purchase money security interest for all transactions covered by this Agreement. The provisions of this Section 16 shall survive termination of this Agreement.

17.  Warranties and Warranty Service.  Aspect warrants that the Equipment will
     -------------------------------
meet appropriate regulatory requirements governing equipment of its general class on the Delivery Date. Aspect further warrants that, for a period of one year from the Installation Date, all Equipment will be free from manufacturing and material defects. During the warranty period Aspect will, at its discretion, repair or replace any detective items; this will be Customer"s sole remedy for breach of the foregoing warranties.

Aspect warrants that it has the right to license the Software to Customer, and that Aspect has tested for viruses in the Software using commercially available virus checking software, consistent with current industry practice. Conducting the foregoing tests constitutes Aspect"s sole liability for any viruses in the Software. Aspect makes no further warranties with respect to any Software included in the Equipment or separately provided to Customer.

Aspect shall use commercially reasonable efforts to respond to requests for warranty service during the warranty term according to the level of response described in the Support Agreement.

These warranties are contingent upon Customer's proper use and service in applications for which the Equipment was intended and shall not apply to damage caused by abuse, misuse, alteration, neglect, or unauthorized repair or installation, or by the use or attempted use of software or hardware other than that supplied and supported by Aspect. Replacement of Equipment does not extend its warranty period beyond the original warranty expiration date. These warranties do not cover reconstruction of Customer's configuration or other data files residing on Equipment or Software that are rendered inoperable or inconsistent through the attachment of non-Aspect equipment or the application of Customer's independently developed procedures or software.

THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE EQUIPMENT, SOFTWARE, SERVICES OR OTHER ITEMS PROVIDED HEREUNDER. ASPECT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT.

18.  Maintenance. Aspect shall supply Customer with maintenance services as
     -----------
defined in the Support Agreement.

19.  Patent and Copyright Indemnity.  Aspect will defend or settle at its
     ------------------------------
expense any action brought against Customer to the extent based upon a claim that the Equipment or Software purchased or licensed and paid for by Customer infringes any duly issued United States patent or copyright, and Aspect shall pay any settlements entered into or final judgments awarded to the extent based thereon; provided that Aspect shall have sole control of any such action or settlement negotiations, and provided further that Customer notifies the Chief Financial Officer of Aspect promptly in writing of such claim, suit, or proceeding and gives Aspect adequate information and uses its best efforts to assist in the settlement and/or defense of any such action.

If Customers Equipment or Software becomes, or in Aspect's opinion may become, subject to any claim of infringement of any duly issued United States patent or copyright. Aspect at its option may:

(i) procure for Customer the right to continue to use the Equipment or Software;

(ii)   replace or modify the Equipment or Software so that it is non-infringing;
       or

(iii) if neither of the foregoing alternatives is reasonably practical, Aspect may remove the Equipment or Software and refund the applicable Purchase Price and Installation Charge payments made to Aspect, reduced by an amount equal to the depreciated portion of the payments, calculated on a five (5) year straight line basis,

Aspect shall not be liable for any costs or expenses incurred by Customer or on Customer"s behalf without prior written authorization by an officer of Aspect, which authorization shall not be unreasonably delayed or withheld. Aspect specifically disclaims any liability for claims relating to non-Aspect systems, equipment, software. assemblies, circuits, methods or processes into which Equipment or Software provided by Aspect is incorporated, or for or with which any of the Equipment or Software provided by Aspect is used. Aspect specifically disclaims any liability under this Section 19 relating to the creation or modification of Equipment or Software in compliance with Customer"s specifications or for Customer's modification of Equipment or Software unless such modification was made with Aspect's prior written approval.

THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF ASPECT AND THE EXCLUSIVE REMEDY OF CUSTOMER FOR INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY THIRD PARTY PATENT, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE EQUIPMENT OR SOFTWARE.

20.  Confidential Information.  Aspect retains all intellectual property and
     ------------------------
proprietary rights in and to all of its designs, engineering details, and other information pertaining to the Equipment or Software or to the installation, testing, operation and maintenance of the Equipment or Software. Such rights and information shall be deemed "Confidential Information" provided that it is labeled as confidential or proprietary or, if supplied as an oral disclosure, is stated at the time of disclosure to be confidential or proprietary and is identified in writing as such within 30 days of such oral disclosure. The Software shall be deemed Aspect Confidential Information without the necessity of marking it as such. Customer agrees to use Aspect's Confidential Information only for the operation and maintenance of the Equipment or Software purchased from Aspect, to keep such Confidential Information confidential, and not to reproduce, copy, or disclose such Confidential Information to any third party, except with Aspect's prior written consent.

The nature of the relationship between Aspect and Customer may require Customer to disclose information that Customer considers confidential or proprietary. Such information shall be deemed "Confidential Information" provided that such information is labeled as confidential or proprietary or, in the case of an oral disclosure, is stated to be confidential or proprietary at the time of disclosure and is identified in writing as such within 30 days of such oral disclosure. Aspect agrees to use Customer's Confidential Information only as required to exercise its rights or to carry out its obligations under this Agreement, to keep such Confidential Information confidential, and not to reproduce, copy, or disclose such Confidential Information to any third party, except with Customer"s prior written consent.

These obligations regarding confidentiality and limitations on use shall not apply to any information that:

(i) was in the receiving party's possession prior to receipt from the disclosing party as shown by files existing at the time of disclosure;

(ii) is or becomes in the public domain other than through a breach of confidentiality by the receiving party;

(iii) was developed independently by employees or agents of the receiving party who have not had access to the disclosing party's Confidential Information;

(iv) was or is rightfully disclosed to the receiving, party by a third party who is not under an obligation to the disclosing party with respect to such information; or

(v)    is ordered by a court of law.

The provisions of this Section 20 shall be effective for five years from the date of disclosure or the particular item of Confidential Information and shall, if applicable, survive the termination of this Agreement.

21.  Software Products Restrictions.  Customer is granted a personal,
     ------------------------------
nontransferable, non-exclusive, perpetual license to use, for its internal business purposes only and only in connection with the Equipment, only the number of copies or such Software that are provided by Aspect and only on the Equipment on which it is originally loaded, installed, or mounted by Aspect. Customer may not copy (except a reasonable number of copies for backup or archival purposes) such Software for any purpose without Aspect's prior written consent. Customer may not remove such Software or attempt to execute such Software on any equipment other than the Equipment on which such Software was originally loaded, installed or mounted by Aspect.

Customer shall not, whether through the use of disassemblers or any other means, attempt to reverse engineer, decompile, disassemble, or drive any source code from such Software, nor shall Customer permit any third party to do so.
Customer shall not cause such Software to be destroyed, disabled, or modified in its operation. Any attempt to perform any of the foregoing shall be a material breach of this Agreement and shall entitle Aspect to immediately exercise any remedy herein or available at law or in equity.

If Customer purchases the right to make and use additional copies of any Software, as evidenced by certificates provided by Aspect that specify in authorized number or users, all such copies will be subject to the license terms in this Section 21, except that the authorized number of users or copies will be as stated in such certificates.

Customer agrees that its rights and responsibilities in Software delivered to Customer accompanied by a separate written license agreement shall be as stated in such license agreement to the extent the terms and conditions of such agreement arc inconsistent with the provisions of this Section 21.

The provisions of this Section 21 shall survive the termination of this Agreement.

22.  Customer Responsibilities.  Customer will provide Aspect full and free
     -------------------------
access to the Equipment during mutually agreed to times. Waiver of liability and other restrictions will not be imposed as a requirement for access to the Premises. Customer will allow Aspect to use necessary machines, communications facilities, features, and other equipment at no charge. A representative of Customer will be present at the Premises during the performance of installation and support.

Customer will maintain the conditions of the Premises within the common environmental range of and in accordance with the power, temperature, humidity, and other requirements for the Equipment.

Customer will coordinate with Aspect the planning and selection of the quantity, types, and providers of telephone access circuits. Customer will order such circuits and arrange for their wiring and interconnection at a demarcation point satisfactory to Aspect. Customer will assure that the Installation Date will not be delayed due to non-availability of such circuits. Customer will assure that the supplier(s) of such circuits provide one or more test circuits from each group of circuits during installation of the System. Aspect will assist Customer in the initial testing of new circuits.

Customer will provide at its expense one telephone access line for remote Maintenance of the System and one general-purpose telephone set at or near the demarcation point for the purpose of testing and for business use by Aspect support personnel.

Customer will maintain one or more Aspect-trained employees to act in the capacity of System Manager.

23.  Resale or Transfer.  Customer may not resell or otherwise transfer the
     ------------------
Software without Aspect's prior written consent, which shall not be unreasonably withheld. Any transfer is subject to Customers payment of a Software license reissue fee and, if the System is not at the current Software Release level, a one-time software revision upgrade fee at Aspect's then-current rate. Upon request for transfer, Aspect's consent and Customer's payment of such fees. Aspect will reissue the applicable Software licenses to the transferee. Aspect agrees that the Software license reissue fee for the basic Call Center System Software will not exceed 20% of the Price Guide purchase price of the basic Call Center System. The Software license reissue fee for other Software will be the Price Guide purchase price of such Software.

In the event Customer resells or otherwise transfers any Equipment purchased under this Agreement, other than to a financing company for the sole purpose of financing the purchase of the Equipment, Aspect shall have no obligation to enter into a support agreement with the transferee unless the Equipment is covered by a Comprehensive Support Plan agreement effective at the time of the transfer and then only upon Aspect and the new owner (i) reaching a negotiated agreement regarding all material terms and conditions for the provision of support and (ii) entering into Aspect's Customer Agreement. In the event that support coverage has lapsed on a System. and the new owner wishes Aspect to support the System, Aspect must recertify the System and will charge a recertification fee not to exceed 10% of the then-current Price Guide purchase price of an equivalent new System. Regardless of whether support coverage has lapsed, Aspect must recertify transferred Equipment other than Systems (excluding TeleSets) and will charge a recertification fee not exceeding 15% of the Price Guide purchase price of such Equipment which must be paid prior to installation of the Equipment in the transferee's Call Center.

24. Limitation of Liability.  IN NO EVENT SHALL ASPECT"S LIABILITY UNDER,
    ------------------------
ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCLUDING OBLIGATIONS UNDER
SECTION 19, EXCEED THE AMOUNT PAID TO ASPECT BY CUSTOMER FOR THE EQUIPMENT, SOFTWARE, OR SERVICES GIVING RISE TO SUCH LIABILITY. IN NO EVENT WILL ASPECT BE LIABLE FOR LOST PROFITS, LOSS OF USE, LOSS OF DATA, COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, UNAUTHORIZED CALLS THAT MAY BE MADE USING THE SYSTEM AND CHARGED TO CUSTOMER. ANY TELEPHONE TOLL FRAUD, OR ANY OTHER SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY. WHETHER FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, THESE LIMITATIONS SHALL APPLY WHETHER OR NOT ASPECT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES ACKNOWLEDGE THAT THE PURCHASE PRICE WAS DETERMINED BASED UPON THE FOREGOING LIMITATION OF LIABILITY.

25.  General Terms.  This Agreement shall be governed by the laws of the State
     -------------
of California, without reference to its conflict of laws rules. Clerical errors are subject to correction. Customer grants Aspect permission to obtain, from any source. information related to Customer's credit rating. If Customer is not a public company, Customer agrees to supply to Aspect financial information requested by Aspect for the purpose of verifying credit and to warrant the accuracy of such information. Should any provision of this Agreement be held to be invalid, that provision shall be replaced with a valid provision implementing the intent of the parties at the time of the signing of this Agreement. Except for Customer's obligation to pay amounts due, neither party hereto shall be liable for any loss. damage, or penalty resulting, from such party's failure to perform its obligations hereunder when such failure is due to flood, earthquake, fire, acts of God, military insurrection, civil riot, or labor strikes.

26.  Entire Agreement.  This Agreement and the Support Agreement, if any,
     ----------------
constitute the entire agreement between Aspect and Customer and supersede any previous agreements or representations, either oral or written. Customer acknowledges that it has not relied upon any representations or warranties other than those expressly contained in this Agreement or the Support Agreement. This Agreement may be amended. terminated, or altered only by in instrument in writing signed by individuals of appropriate authority or both parties.
Customer shall not assign this Agreement or any rights hereunder, except to a financing company as stated in Section 3, without prior written consent from Aspect.

27.  Notices.  Any notice or report required or permitted by this Agreement
     -------
shall be deemed given if (i) delivered personally to an officer of the other party, (ii) sent by either party to the other by first class mail, postage prepaid. addressed to the other party at the address given below or such other address as to which such party shall give notice hereunder, or (iii) sent by fax to the fax number given below or such other fax number as to which such party shall give notice hereunder (with a follow-up mailing of the faxed notice). If by mail, notice shall be deemed given five business days after deposit with postal authorities.

28.  Binding Agreement.  This Agreement shall be binding upon both parties and
     -----------------
their successors upon the approval, acceptance, and execution by the Aspect Sales Representative, an officer of Aspect, and an authorized representative of Customer.


  ASPECT TELECOMMUNICATIONS CORPORATION     Boston Communications Group
                                              (Legal Corporate Name of Customer)


  By: /s/ Colleen Kelly                           By: /s/ George K. Hertz
  Sales Representative                      Signature of Customer's Authorized
                                            Representative


  By: /s/ J. V. Schuder                             George K. Hertz
  Authorized Officer                         Printed Name of Signing Person


  Joseph V. Schuder                                      President
  Printed Name of Authorized Officer              Title of Signing Person


  3/21/97                                    3/21/97
  Date Signed                                Date, Signed


  Address for mail notice to Aspect:        Address for mail notice to Customer:

  Aspect Telecommunications Corporation        Boston Communications Group, Inc.
  Order Administration                         100 Sylvan Road
  1730 Fox Drive                               Woburn, MA 01801
  San Jose, CA 95131-2312

  Telephone Number for Fax Notice            Telephone Number for Fax Notice

  to Aspect: (408) 325-2962                  to Customer: 617-692-6200